Exhibit 99.1

Sequential Brands Group Announces Second Quarter 2017 Financial Results

Company Announces Multi-Year Strategic Partnership with USA TODAY NETWORK to License the Martha Stewart Brand in Connection with the Food & Wine Experience Event Series

•	Q2 Revenue increased 23% to $42.1 million

•	Q2 GAAP diluted EPS of $0.04; Q2 non-GAAP diluted EPS of $0.12

•	Q2 GAAP net income of $2.5 million; Q2 non-GAAP net income of $7.8 million

•	Q2 Adjusted EBITDA increased 43% to $24.7 million

NEW YORK, July 27, 2017 – Sequential Brands Group, Inc. (“Sequential” or the “Company”) (Nasdaq: SQBG) today announced financial results for the quarter and six months ended June 30, 2017.

Second Quarter 2017 Results:

Total revenue for the quarter ended June 30, 2017 increased 23% to $42.1 million, compared to $34.2 million in the prior year quarter. On a GAAP basis, net income for the second quarter 2017 was $2.5 million or $0.04 per diluted share compared to a net loss for the second quarter 2016 of $(0.1) million or $(0.00) per diluted share. Included in the second quarter 2017 was a charge of $1.9 million related to the Company’s realized loss on the sale of available-for-sale securities. Non-GAAP net income for the second quarter 2017 was $7.8 million, or $0.12 per diluted share, compared to $3.6 million, or $0.06 per diluted share, in the prior year period. Adjusted EBITDA (defined in the accompanying Non-GAAP Financial Measures) for the second quarter of 2017 was $24.7 million, compared to $17.3 million in the prior year quarter. See Non-GAAP Financial Measure Reconciliation tables below for a reconciliation of GAAP to non-GAAP measures.

“Second quarter results were strong reflecting growth across key brands, and our continued focus on cost management,” said Karen Murray, CEO of Sequential Brands Group. “As we head into the second half of the year, we’re encouraged by the continued strength of our core brands and the exciting, new growth initiatives planned for the remainder of the year.”

Year-to-Date 2017 Results:

Total revenue for the six months ended June 30, 2017 increased 20% to $81.5 million, compared to $68.2 million in the prior year period. On a GAAP basis, net income for the six months ended June 30, 2017 was $1.4 million or $0.02 per diluted share compared to a net loss for the six months ended June 30, 2016 of $(1.1) million or $(0.02) per diluted share. The results for the six months ended June 30, 2017 include charges of $1.9 million related to the Company’s realized loss on the sale of available-for-sale securities and $6.7 million related to costs associated with the departure of our former CEO. Non-GAAP net income for the six months ended June 30, 2017 was $13.6 million, or $0.21 per diluted share, compared to $6.2 million, or $0.10 per diluted share, in the prior year period. Adjusted EBITDA (defined in the accompanying Non-GAAP Financial Measures) for the six months ended June 30, 2017 was $47.7 million, compared to $34.0 million in the prior year period. See Non-GAAP Financial Measure Reconciliation tables below for a reconciliation of GAAP to non-GAAP measures.

Financial Update:

For the year ending December 31, 2017, the Company is reiterating guidance of $170 million to $175 million in revenue and $98 million to $102 million of Adjusted EBITDA. The Company’s GAAP net income is now expected to be $13.6 million to $16.2 million due to the Company’s realized loss on the sale of available-for-sale securities during the quarter ended June 30, 2017. The Company’s contractual guaranteed minimum royalties for 2017 are approximately $120 million. Consistent with the Company's historical quarterly results, the Company expects revenue for 2017 to be weighted to the third and fourth quarters due to seasonality in the businesses of many of the Company's licensees.

Business Update:

This morning, the Company is announcing that Gary Klein is stepping down as CFO at the end of August. Andrew Cooper, President, will assume the position of Interim Chief Financial Officer along with his current duties as we initiate a search to identify a permanent replacement.

The Company also announced a multi-year strategic partnership with USA TODAY NETWORK, part of Gannett Co, Inc. (NYSE: GCI), to license the Martha Stewart brand in connection with the USA TODAY NETWORK Food & Wine Experience event series.

Investor Call and Webcast:

Management will provide further commentary today, July 27, 2017, on the Company’s financial results via a conference call and webcast beginning at approximately 8:30 am ET. To join the conference call, please dial (877) 407-0789 or visit the investor relations page on the Company’s website www.sequentialbrandsgroup.com.

Non-GAAP Financial Measures:

This press release contains historical and projected measures of Adjusted EBITDA, non-GAAP net income and non-GAAP earnings per diluted share. The Company defines Adjusted EBITDA as net income (loss) attributable to Sequential Brands Group, Inc. and Subsidiaries, excluding interest income or expense, income taxes, depreciation and amortization, acquisition-related costs, non-cash compensation, MSLO shareholder and pre-acquisition litigation costs, restructuring costs, costs incurred in connection with CEO transition, realized loss on the sale of available-for-sale securities, MSLO pre-acquisition sales tax refunds and severance. Non-GAAP net income and non-GAAP earnings per share are non-GAAP financial measures which represent net income (loss) attributable to Sequential Brands Group, Inc. and Subsidiaries, excluding acquisition-related costs, mark-to-market adjustments to non-cash stock-based compensation provided to non-employees, restructuring costs, costs incurred in connection with CEO transition, MSLO shareholder and pre-acquisition litigation costs, realized loss on the sale of available-for-sale securities, MSLO pre-acquisition sales tax refunds and adjustment to taxes. These non-GAAP metrics are an alternative to the information calculated under U.S. generally accepted accounting principles (“GAAP”), as provided in the reports the Company files with the Securities and Exchange Commission, may be inconsistent with similar measures presented by other companies and should only be used in conjunction with the Company’s results reported according to GAAP. Any financial measure other than those prepared in accordance with GAAP should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. We consider these measures to be useful measures of our ongoing financial performance because they adjust for certain costs and other events that the Company believes are not representative of its core licensing business. See below for a reconciliation of these non-GAAP metrics from the most directly comparable GAAP measure.

About Sequential Brands Group, Inc.

Sequential Brands Group, Inc. (Nasdaq: SQBG) owns, promotes, markets, and licenses a portfolio of consumer brands in the home, active and fashion categories. Sequential seeks to ensure that its brands continue to thrive and grow by employing strong brand management, design and marketing teams. Sequential has licensed and intends to license its brands in a variety of consumer categories to retailers, wholesalers and distributors in the United States and around the world. For more information, please visit Sequential’s website at: www.sequentialbrandsgroup.com. To inquire about licensing opportunities, please email: newbusiness@sbg-ny.com.

Forward-Looking Statements

Certain statements in this press release and oral statements made from time to time by representatives of the Company are forward-looking statements ("forward-looking statements") within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made as of the date hereof and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. The Company's actual results could differ materially from those stated or implied in forward-looking statements. Forward-looking statements include statements concerning estimates of GAAP net income, Adjusted EBITDA, revenue (including guaranteed minimum royalties), and margins, guidance, plans, objectives, goals, strategies, expectations, intentions, projections, developments, future events, performance or products, underlying assumptions and other statements that are not historical in nature, including those that include the words "subject to," "believes," "anticipates," "plans," "expects," "intends," "estimates," "forecasts," "projects," "aims," "targets," "may," "will," "should," "can," "future," "seek," "could," "predict," the negatives thereof, variations thereon and similar expressions. Such forward-looking statements reflect the Company's current views with respect to future events, based on what the Company believes are reasonable assumptions. Whether actual results will conform to expectations and predictions is subject to known and unknown risks and uncertainties, including: (i) risks and uncertainties discussed in the reports that the Company has filed with the Securities and Exchange Commission (the  "SEC"); (ii) general economic, market or business conditions; (iii) the Company's ability to identify suitable targets for acquisitions and to obtain financing for such acquisitions on commercially reasonable terms; (iv) the Company's ability to timely achieve the anticipated results of recent acquisitions and any potential future acquisitions; (v) the Company's ability to successfully integrate acquisitions into its ongoing business; (vi) the potential impact of the consummation of recent acquisitions or any potential future acquisitions on the Company's relationships, including with employees, licensees, customers and competitors; (vii) the Company's ability to achieve and/or manage growth and to meet target metrics associated with such growth; (viii) the Company's ability to successfully attract new brands and to identify suitable licensees for its existing and newly acquired brands; (ix) the Company's substantial level of indebtedness, including the possibility that such indebtedness and related restrictive covenants may adversely affect the Company's future cash flows, results of operations and financial condition and decrease its operating flexibility; (x) the Company's ability to achieve its guidance; (xi) continued market acceptance of the Company's brands; (xii) changes in the Company's competitive position or competitive actions by other companies; (xiii) licensees' ability to fulfill their financial obligations to the Company; (xiv) concentrations of the Company's licensing revenues with a limited number of licensees and retail partners; and (xv) other circumstances beyond the Company's control. Refer to the section entitled "Risk Factors" set forth in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for a discussion of important risks, uncertainties and other factors that may affect the Company's business, results of operations and financial condition. The Company's stockholders are urged to consider such risks, uncertainties and factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved. As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements. The Company is not under any obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.  Readers should understand that it is not possible to predict or identify all risks and uncertainties to which the Company may be subject.  Consequently, readers should not consider such disclosures to be a complete discussion of all potential risks or uncertainties.

For Media and Investor Relations inquiries, contact:

Sequential Brands Group, Inc.

Katherine Nash

T: +1 512-757-2566

E: knash@sbg-ny.com

SEQUENTIAL BRANDS GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	June 30,	December 31,
	2017	2016
	(Unaudited)
Assets
Current Assets:
Cash	$19,734	$19,133
Restricted cash	1,521	1,521
Accounts receivable, net	49,231	53,195
Available-for-sale securities	-	7,673
Prepaid expenses and other current assets	4,223	4,366
Total current assets	74,709	85,888

Property and equipment, net	6,579	7,674
Intangible assets, net	1,033,503	1,030,212
Goodwill	304,123	307,744
Other assets	3,328	3,345
Total assets	$1,422,242	$1,434,863

Liabilities and Equity
Current Liabilities:
Accounts payable and accrued expenses	$15,014	$18,915
Current portion of long-term debt	28,300	28,300
Current portion of deferred revenue	7,933	10,374
Total current liabilities	51,247	57,589

Long-term debt, net of current portion	604,559	616,735
Long-term deferred revenue, net of current portion	12,083	13,909
Deferred tax liability	203,967	200,357
Other long-term liabilities	8,098	8,705
Total liabilities	879,954	897,295

Commitments and Contingencies

Equity:
Preferred stock Series A, $0.01 par value; 10,000,000 shares authorized; none issued and outstanding at June 30, 2017 and December 31, 2016	-	-
Common stock, $0.01 par value; 150,000,000 shares authorized; 63,492,719 and 62,602,041 shares issued at June 30, 2017 and December 31, 2016, respectively, and 63,107,392 and 62,504,355 shares outstanding at June 30, 2017 and December 31, 2016, respectively	633	624
Additional paid-in capital	507,555	502,564
Accumulated other comprehensive loss	(555)	(144)
Accumulated deficit	(38,301)	(39,651)
Treasury stock, at cost; 385,327 and 97,686 shares at June 30, 2017 and December 31, 2016, respectively	(1,702)	(638)
Total Sequential Brands Group, Inc. and Subsidiaries stockholders’ equity	467,630	462,755
Noncontrolling interests	74,658	74,813
Total equity	542,288	537,568
Total liabilities and equity	$1,422,242	$1,434,863

SEQUENTIAL BRANDS GROUP, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except earnings per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)

Net revenue	$42,144	$34,154	$81,544	$68,162
Operating expenses	17,900	20,920	41,308	42,897
Income from operations	24,244	13,234	40,236	25,265

Other expense (income)	1,801	-	1,767	(93)
Interest expense, net	14,877	10,599	29,363	21,289
Income before income taxes	7,566	2,635	9,106	4,069

Provision for income taxes	3,115	1,019	3,700	1,418
Net income	4,451	1,616	5,406	2,651

Net income attributable to noncontrolling interests	(1,921)	(1,681)	(4,056)	(3,792)
Net income (loss) attributable to Sequential Brands Group, Inc. and Subsidiaries	$2,530	$(65)	$1,350	$(1,141)

Earnings (loss) per share attributable to Sequential Brands Group, Inc. and Subsidiaries:
Basic	$0.04	$(0.00)	$0.02	$(0.02)
Diluted	$0.04	$(0.00)	$0.02	$(0.02)

Weighted-average common shares outstanding:
Basic	62,926	62,063	62,694	61,636
Diluted	62,981	62,063	62,911	61,636

SEQUENTIAL BRANDS GROUP, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended June 30,
	2017	2016
	(Unaudited)

Cash Provided By Operating Activities	$16,044	$11,599
Cash Provided By (Used In) Investing Activities	5,302	(2,443)
Cash Used In Financing Activities	(20,745)	(14,065)

Net Increase (Decrease) In Cash	601	(4,909)
Cash — Beginning of period	19,133	41,560
Cash — End of period	$19,734	$36,651

Non-GAAP Financial Measure Reconciliation

(in thousands, except earnings per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
Reconciliation of GAAP net income (loss) to non-GAAP net income:
GAAP net income (loss) attributable to Sequential Brands Group, Inc. and Subsidiaries	$2,530	$(65)	$1,350	$(1,141)
		(4,701)		(4,701)
Adjustments:
Deal advisory costs (a)	450	2,238	482	3,549
Non-cash mark-to-market adjustments to stock-based compensation (b)	(86)	(4)	(374)	(337)
Restructuring costs (c)	-	281	-	2,777
Costs incurred in connection with CEO transition (d)	-	-	6,713	-
MSLO shareholder and pre-acquisition litigation (e)	97	408	210	408
Realized loss on the sale of available-for-sale securities (f)	1,916	-	1,916	-
MSLO pre-acquisition sales tax refunds (g)	(115)	-	(115)	-
Adjustment to taxes (h)	2,990	769	3,450	918
Total non-GAAP adjustments	5,252	3,692	12,282	7,315

Non-GAAP net income (1)	$7,782	$3,627	$13,632	$6,174

Non-GAAP weighted-average diluted shares (i)	62,981	62,965	62,911	62,854

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
Reconciliation of GAAP Diluted EPS to non-GAAP Diluted EPS:
GAAP earnings (loss) per share attributable to Sequential Brands Group, Inc. and Subsidiaries	$0.04	$(0.00)	$0.02	$(0.02)

Adjustments:
Deal advisory costs (a)	0.01	0.04	0.01	0.06
Non-cash mark-to-market adjustments to stock-based compensation (b)	(0.00)	(0.00)	(0.01)	(0.00)
Restructuring costs (c)	-	0.00	-	0.04
Costs incurred in connection with CEO transition (d)	-	-	0.11	-
MSLO shareholder and pre-acquisition litigation (e)	0.00	0.01	0.00	0.01
Realized loss on the sale of available-for-sale securities (f)	0.03	-	0.03	-
MSLO pre-acquisition sales tax refunds (g)	(0.00)	-	(0.00)	-
Adjustment to taxes (h)	0.04	0.01	0.05	0.01
Total non-GAAP adjustments	0.08	0.06	0.19	0.12

Non-GAAP earnings per share (1)	$0.12	$0.06	$0.21	$0.10

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
Reconciliation of GAAP net income (loss) to Adjusted EBITDA:
GAAP net income (loss) attributable to Sequential Brands Group, Inc. and Subsidiaries	$2,530	$(65)	$1,350	$(1,141)

Adjustments:
Provision for income taxes	3,115	1,019	3,700	1,418
Interest expense, net	14,877	10,599	29,363	21,289
Non-cash compensation	471	1,713	1,462	3,493
Depreciation and amortization	1,122	1,066	2,415	2,209
Deal advisory costs (a)	450	2,238	482	3,549
Restructuring costs (c)	-	281	-	2,777
Costs incurred in connection with CEO transition (d)	-	-	6,713	-
MSLO shareholder and pre-acquisition litigation (e)	97	408	210	408
Realized loss on the sale of available-for-sale securities (f)	1,916	-	1,916	-
MSLO pre-acquisition sales tax refunds (g)	(115)	-	(115)	-
Severance (j)	214	-	214	-
Total Adjustments	22,147	17,324	46,360	35,143

Adjusted EBITDA (2)	$24,677	$17,259	$47,710	$34,002

(1)	Non-GAAP net income and non-GAAP earnings per share are non-GAAP financial measures which represent net income (loss) attributable to Sequential Brands Group, Inc. and Subsidiaries, excluding acquisition-related costs, mark-to-market adjustments to non-cash stock-based compensation provided to non-employees, restructuring costs, costs incurred in connection with CEO transition, MSLO shareholder and pre-acquisition litigation costs, realized loss on the sale of available-for-sale securities, MSLO pre-acquisition sales tax refunds and adjustment to taxes. Management uses this information to measure performance over time on a consistent basis and to identify business trends relating to the Company's financial condition and results of operations. Management believes that these non-GAAP measures provide investors with information regarding the underlying performance of the Company's core business operating results.

(2)	Adjusted EBITDA is defined as net income (loss) attributable to Sequential Brands Group, Inc. and Subsidiaries, excluding interest income or expense, income taxes, depreciation and amortization, acquisition-related costs, non-cash compensation, MSLO shareholder and pre-acquisition litigation costs, restructuring costs, costs incurred in connection with CEO transition, realized loss on the sale of available-for-sale securities, MSLO pre-acquisition sales tax refunds and severance. Management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to identify business trends relating to the Company's financial condition and results of operations.

(a)	Represents deal advisory costs including legal, financial and accounting services that are not representative of the Company's day-to-day licensing business.

(b)	Represents the non-cash mark-to-market adjustments to stock-based compensation provided to non-employees.

(c)	Represents restructuring charges associated with the Martha Stewart Living Omnimedia, Inc. acquisition and other cost savings initiatives.

(d)	Represents $3.2 million in severance expense and $3.5 million in non-cash stock-based compensation expense in connection with the CEO transition. The non-cash stock based compensation expense represents the accelerated vesting of previously granted stock awards, and was calculated based on the stock’s April 2015 grant-date fair value of $14.33 per share in accordance with GAAP. The fair value of the shares on the termination date was $3.95 per share, or approximately $1.1 million total.

(e)	Represents legal costs related to shareholder and pre-acquisition litigation matters associated with the Martha Stewart Living Omnimedia, Inc. acquisition.

(f)	Represents the realized loss recognized in connection with the sale of the Company’s available-for-sale securities.

(g)	Represents sales tax refund received related to years prior to the acquisition of Martha Stewart Living Omnimedia, Inc.

(h)	Adjustments in 2017 and 2016 reflect that the Company expects to pay annual cash income taxes of $0.5 million and $1.0 million, respectively, as the Company's net operating losses and other tax benefits are expected to reduce any additional tax obligation.

(i)	Represents weighted-average diluted shares the Company reported or would have reported if the Company reported GAAP net income in 2016.

(j)	Represents costs associated with employee terminations not representative of the Company’s day-to-day compensation costs.

Non-GAAP Financial Measure Reconciliation - Projected Fiscal Year 2017

(in thousands, except earnings per share data)

	Projected Fiscal Year 2017
	High	Low
	(Unaudited)

GAAP net income attributable to Sequential Brands Group, Inc.	$16,231	$13,631

Adjustments:
Provision for income taxes	8,739	7,339
Interest expense, net	60,000	60,000
Non-cash compensation	2,320	2,320
Depreciation and amortization	4,500	4,500
MSLO shareholder and pre-acquisition litigation costs (a)	550	550
Deal advisory costs (b)	932	932
Costs incurred in connection with CEO transition (c)	6,713	6,713
Realized loss on the sale of available-for-sale securities (d)	1,916	1,916
MSLO pre-acquisition sales tax refunds (e)	(115)	(115)
Severance (f)	214	214
Total Adjustments	85,769	84,369

Adjusted EBITDA (1)	$102,000	$98,000

	Projected Fiscal Year 2017
	High	Low
	(Unaudited)

GAAP net income attributable to Sequential Brands Group, Inc.	$16,231	$13,631

Adjustments:
MSLO shareholder and pre-acquisition litigation costs (a)	550	550
Deal advisory costs (b)	932	932
Costs incurred in connection with CEO transition (c)	6,713	6,713
Realized loss on the sale of available-for-sale securities (d)	1,916	1,916
MSLO pre-acquisition sales tax refunds (e)	(115)	(115)
Non-cash mark-to-market adjustments to stock-based compensation (g)	(374)	(374)
Net adjustment for non-cash taxes (h)	8,239	6,839
Total non-GAAP adjustments	17,861	16,461

Non-GAAP net income (2)	$34,092	$30,092

Non-GAAP weighted average diluted shares	63,200	63,200

	Projected Fiscal Year 2017
	High	Low
	(Unaudited)

GAAP earnings per share attributable to Sequential Brands Group, Inc.	$0.26	$0.22

Adjustments:
MSLO shareholder and pre-acquisition litigation costs (a)	0.01	0.01
Deal advisory costs (b)	0.01	0.01
Costs incurred in connection with CEO transition (c)	0.11	0.11
Realized loss on the sale of available-for-sale securities (d)	0.03	0.03
MSLO pre-acquisition sales tax refunds (e)	(0.00)	(0.00)
Non-cash mark-to-market adjustments to stock-based compensation (g)	(0.01)	(0.01)
Net adjustment for non-cash taxes (h)	0.14	0.12
Total non-GAAP adjustments	0.29	0.27

Non-GAAP earnings per share (2)	$0.55	$0.49

(1)	Adjusted EBITDA is defined as net income attributable to Sequential Brands Group, Inc. and Subsidiaries, excluding interest income or expense, income taxes, depreciation and amortization, non-cash compensation, MSLO shareholder and pre-acquisition litigation costs, acquisition-related costs, costs incurred in connection with CEO transition, realized loss on the sale of available-for-sale securities, MSLO pre-acquisition sales tax refunds and severance. Management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to identify business trends relating to the Company's financial condition and results of operations.

(2)	Non-GAAP net income and non-GAAP earnings per share are non-GAAP financial measures which represent net income attributable to Sequential Brands Group, Inc. and Subsidiaries, excluding acquisition-related costs, non-cash mark-to-market adjustments to stock-based compensation provided to non-employees, costs incurred in connection with CEO transition, MSLO shareholder and pre-acquisition litigation costs, realized loss on the sale of available-for-sale securities, MSLO pre-acquisition sales tax refunds and adjustments for non-cash income taxes. Management uses this information to measure performance over time on a consistent basis and to identify business trends relating to the Company's financial condition and results of operations. Management believes that these non-GAAP measures provide investors with information regarding the underlying performance of the Company's core business operating results.

(a)	Represents legal costs related to shareholder and pre-acquisition litigation matters associated with the Martha Stewart Living Omnimedia, Inc. acquisition.

(b)	Represents deal advisory costs including legal, financial and accounting services that are not representative of the Company's day-to-day licensing business.

(c)	Represents $3.2 million in severance expense and $3.5 million in non-cash stock-based compensation expense in connection with the CEO transition. The non-cash stock based compensation expense represents the accelerated vesting of previously granted stock awards, and was calculated based on the stock’s April 2015 grant-date fair value of $14.33 per share in accordance with GAAP. The fair value of the shares on the termination date was $3.95 per share, or approximately $1.1 million total.

(d)	Represents the realized loss recognized in connection with the sale of the Company’s available-for-sale securities.

(e)	Represents sales tax refund received related to years prior to the acquisition of Martha Stewart Living Omnimedia, Inc.

(f)	Represents costs associated with employee terminations not representative of the Company’s day-to-day compensation costs.

(g)	Represents the non-cash mark-to-market adjustments to stock-based compensation provided to non-employees.

(h)	Adjustment reflects that the Company expects to pay annual cash income taxes of approximately $0.5 million per year as the Company's net operating losses and other income tax benefits are expected to reduce any additional income tax obligation.